As filed with the Securities and Exchange Commission on November 3, 2020

Registration No. 333-171866

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BAYTEX ENERGY CORP.

(Exact name of Registrant as specified in its charter)

Alberta, Canada	98-0412464
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 2800, 520 - 3rd Avenue S.W.
Calgary, Alberta, Canada T2P 0R3
Tel: 587-952-3000
(Address and telephone number of Registrant’s principal executive offices)
_________________________

Baytex Energy USA, Inc.
206 E. 9th St., Ste 1300
Austin, TX 78701
Tel: (800) 345-4647
(Name, address and telephone number of agent for service)
_________________________

Copy to:

Rodney D. Gray Baytex Energy Corp. Suite 2800, 520 - 3rd Avenue S.W. Calgary, Alberta, Canada T2P 0R3 Tel: 587-952-3160 Fax: 587-952-3029
_________________________
Approximate date of commencement of proposed sale to the public: Not applicable
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
_____________________
DE-REGISTRATION OF UNSOLD SECURITIES
On January 25, 2011, Baytex Energy Corp. (“Baytex”) filed a registration statement on Form F-3 (the “Registration Statement”) with the Securities and Exchange Commission relating to 2,000,000 common shares issuable under Baytex's amended dividend reinvestment plan (the “Plan”). The Plan was terminated on November 2, 2020, and no further common shares will be issued under the Plan. Accordingly, Baytex is filing this Post-Effective Amendment No. 1 to the Registration Statement to de-register all common shares that remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BAYTEX ENERGY CORP.

/s/ Rodney D. Gray
Name:    Rodney D. Gray
Title:    Executive Vice President and Chief Financial Officer

Dated: November 3, 2020